UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016 (September 2, 2016)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 1.01    Entry into a Material Definitive Agreement.

Merger Agreements

On September 2, 2016, EOG Resources, Inc. (EOG) entered into an Agreement and Plan of Merger with each of Yates Petroleum Corporation (YPC), Abo Petroleum Corporation (ABO) and MYCO Industries, Inc. (MYCO and, together with YPC and ABO, the Yates Entities), each a New Mexico corporation (such agreements, the YPC Merger Agreement, ABO Merger Agreement and MYCO Merger Agreement, respectively, and, together, the Merger Agreements), pursuant to which:

•	ERI Holdings I, Inc., a New Mexico corporation and a direct, wholly-owned subsidiary of EOG (Merger Sub I), will merge with and into YPC, with YPC continuing as the surviving entity;

•	ERI Holdings II, Inc., a New Mexico corporation and a direct, wholly-owned subsidiary of EOG (Merger Sub II), will merge with and into ABO, with ABO continuing as the surviving entity; and

•
ERI Holdings III, Inc., a New Mexico corporation and a direct, wholly-owned subsidiary of EOG (Merger Sub III), will merge with and into MYCO, with MYCO continuing as the surviving entity (such mergers, each, a Merger and, together, the Mergers).

When the Mergers take effect (the Effective Time), and pursuant to New Mexico law and the terms and conditions of the Merger Agreements, the separate existence of each of Merger Sub I, Merger Sub II and Merger Sub III will cease and YPC, ABO and MYCO will each continue as a wholly-owned subsidiary of EOG.

The Board of Directors of EOG unanimously approved the Merger Agreements. In addition, the boards of directors and shareholders of YPC, ABO and MYCO each unanimously approved the YPC Merger Agreement, the ABO Merger Agreement and the MYCO Merger Agreement, respectively.

The Mergers are expected to close in early October 2016, subject to the satisfaction of the terms and conditions of the Merger Agreements.

Transaction Structure

At the Effective Time, each share of YPC, ABO and MYCO common stock (issued and outstanding immediately prior to the Effective Time) will be converted into the right to receive a specified number of unregistered shares of EOG common stock (subject to adjustment, as discussed further below). Specifically, at the Effective Time, the YPC shareholders will have the right to receive an aggregate 14.10 million shares of EOG common stock, the ABO shareholders will have the right to receive an aggregate 5.37 million shares of EOG common stock, and the MYCO shareholders will have the right to receive an aggregate 5.02 million shares of EOG common stock, in each case subject to adjustment.

In addition, at the Effective Time, and automatically by virtue of the Mergers, each outstanding share of the common stock of Merger Sub I, Merger Sub II and Merger Sub III will be converted into one share of common stock of YPC, ABO and MYCO, respectively, in each case to be held solely by EOG. Accordingly, as a result of the Mergers, YPC, ABO and MYCO will each be a wholly owned subsidiary of EOG.

In connection with the closing of the Merger Agreements, EOG will repay all of the then-outstanding indebtedness of YPC, ABO and MYCO as well as certain transaction expenses of YPC, ABO and MYCO (which will include certain amounts payable to employees of YPC, ABO and MYCO in connection with the closing of the Merger Agreements).

The merger consideration payable by EOG (and the number of shares of EOG common stock to be received by each YPC, ABO and MYCO shareholder) will be adjusted in connection with the closing:

•
based on the net indebtedness (i.e., outstanding indebtedness less cash and cash equivalents) of YPC, ABO and MYCO as of the closing date, as compared to the “target” net indebtedness for each of YPC, ABO and MYCO specified in the applicable Merger Agreement; and

•	for the amount of the aggregate transaction expenses of each of YPC, ABO and MYCO in excess of the specified amount for which EOG agreed (in each of the Merger Agreements) to be responsible.

EOG expects to issue an aggregate 24.49 million unregistered shares of EOG common stock, assume and repay approximately $245.0 million of Yates Entities indebtedness and succeed to approximately $131.0 million of cash and cash equivalents of the Yates Entities in connection with the closing of the Merger Agreements, subject to certain closing adjustments provided for therein and summarized above.

Conditions to the Merger Agreements

The completion of the Merger Agreements is subject to the satisfaction or waiver of certain customary conditions, including, among others:

•	the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended);

•	the absence of any governmental or regulatory proceedings that seek to enjoin, delay or prohibit the completion of the Merger Agreements; and

•	approval by the New York Stock Exchange of the listing of the shares of EOG common stock to be issued in connection with the closing of the Merger Agreements.

Other Terms of the Merger Agreements

The Merger Agreements each contain customary representations, warranties and covenants for transactions of this nature. The Merger Agreements also contain customary mutual pre-closing covenants, including the obligation of the Yates Entities and EOG to conduct their respective businesses in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreements also contain certain termination rights in favor of each of the Yates Entities and EOG, including termination by either EOG or the applicable Yates Entity:

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if the applicable Merger has not been completed on or before November 15, 2016, so long as such failure to complete the applicable Merger on or before such date is not attributable to such party’s failure to perform any covenant;

•
upon written notice of termination to the other party, if the other party breaches any of its representations and warranties or covenants such that the conditions to the applicable Merger would not be met (subject to a 30-day cure period), so long as such terminating party is not itself in material breach of any representation, warranty or covenant and did not have knowledge of the breach as of the date of the applicable Merger Agreement; or

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upon a final, non-appealable court order permanently enjoining or otherwise prohibiting the completion of the applicable Merger or the adoption of any law that would make consummation of the applicable Merger illegal.

Related Asset Purchase Agreements

In connection with the closing of the Merger Agreements, EOG, via a newly formed, wholly owned subsidiary, will purchase certain oil and gas assets in exchange for consideration consisting of cash and unregistered shares of EOG common stock, pursuant to definitive asset purchase and sale agreements (the Asset Purchase Agreements) entered into with certain affiliated entities of YPC, ABO and MYCO.

EOG expects to issue approximately 843,000 unregistered shares of EOG common stock and pay approximately $15.9 million in cash in connection with the closing of such asset purchases, subject to certain closing adjustments provided for in the Asset Purchase Agreements.

The Asset Purchase Agreements are expected to close in early October 2016 contemporaneous with the closing of the Merger Agreements, subject to the satisfaction of the terms and conditions of the Asset Purchase Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: September 9, 2016	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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